EXHIBIT 10.45

[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SECOND AMENDMENT TO AGREEMENT

This Second Amendment To Agreement (the “Amendment”) is entered into as of November 19, 2007 (the “Amendment Effective Date”), between Takeda Pharmaceutical Company Limited, with its head office at 1-1, Doshomachi 4-chome, Chuo-ku, Osaka 540-8645, Japan (hereinafter called “TAKEDA”), Cerexa, Inc., with its head office at 1751 Harbor Bay Parkway, Alameda, CA 94502, USA (hereinafter called “CEREXA”) and Forest Laboratories Holdings Limited, with its head office at Milner House, 18 Parliament Street, Hamilton, HM11 Bermuda (hereafter “FOREST HOLDINGS”).

RECITALS

Whereas, PENINSULA PHARMACEUTICALS, INC. and TAKEDA CHEMICAL INDUSTRIES, LTD (former name of TAKEDA) entered into a certain agreement dated September 30, 2003, as amended to date, relating to the compound coded by TAKEDA as TAK-599 (the “Agreement”), pursuant to which TAKEDA has granted to PENINSULA exclusive rights to develop and commercialize the Product in the Territory, which Agreement and rights were assigned by PENINSULA to CEREXA effective as of June 30, 2005; and

Whereas, effective January 11, 2007, CEREXA became a wholly-owned subsidiary of Forest Laboratories, Inc., a Delaware corporation having its principal offices at 909 Third Avenue, New York, New York 10022 USA (“FOREST”) and which is the corporate parent of FOREST HOLDINGS.  FOREST HOLDINGS generally acquires and manages pharmaceutical intellectual property assets on behalf of FOREST and its subsidiaries (collectively, the “FOREST GROUP”) and arranges for the supply of the FOREST GROUP’s requirements of proprietary active pharmaceutical ingredients and products; and

Whereas, the parties desire to amend the Agreement with regard to the clinical and commercial supply of the Compound.

Now, Therefore, CEREXA and TAKEDA and FOREST HOLDINGS hereby agree, effective as of the Amendment Effective Date, as follows:

1. All capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Agreement. Throughout the recitals and text of the Agreement, each occurrence of the word “PENINSULA” is hereby amended and replaced with the word “CEREXA”.

2. The Parties acknowledge that, pursuant to Section 7.4 and Section 8.2 of the Agreement, TAKEDA has notified CEREXA that TAKEDA has elected to cease supply of the Compound to CEREXA, and CEREXA hereby notifies TAKEDA that (i) CEREXA elects to continue the Agreement by manufacturing or having a Third Party or a member of the FOREST GROUP manufacture the Compound on its behalf, and (ii) FOREST HOLDINGS would like to assume such manufacturing role under direct license from TAKEDA.

3. FOREST HOLDINGS is hereby made a party to the Agreement and the rights and obligations of CEREXA will apply, mutatis mutandis, to FOREST HOLDINGS, to the extent of its interest and obligations as hereinafter provided (i.e., manufacturing the Compound to be used for the Product to be developed or sold by CEREXA, its affiliate(s) or its sublicensee(s) pursuant to the Agreement), and FOREST HOLDINGS agrees to the provisions of this Amendment referring to FOREST HOLDINGS set forth below, in each case with respect to rights or obligations accruing from and after the Amendment Effective Date and not intending to modify, amend, limit or restrict any such rights or obligations to the extent accrued prior to the Amendment Effective Date.

CEREXA and FOREST HOLDINGS hereby agree that (i) TAKEDA’s liabilities and obligations under the Agreement shall be no greater than would have been the case if CEREXA by itself, and not FOREST HOLDINGS, had assumed the manufacturing role under direct license from TAKEDA and FOREST HOLDINGS had not been made a party to the Agreement, and (ii) CEREXA and FOREST HOLDINGS shall be responsible for, and indemnify, hold TAKEDA harmless and defend TAKEDA against any and all third-party claims, suits, losses, damages, costs and fees to the extent such claims etc. would not have arisen if CEREXA by itself, and not FOREST HOLDINGS, had assumed the manufacturing role under direct license from TAKEDA and FOREST HOLDINGS had not been made a party to the Agreement.

4. Notwithstanding anything to the contrary in the Agreement, CEREXA, FOREST HOLDINGS and TAKEDA agree that the Agreement is hereby amended as follows, in each case with respect to rights or obligations accruing from and after the Amendment Effective Date and not intending to modify, amend, limit or restrict any such rights or obligations to the extent accrued prior to the Amendment Effective Date:

(a) Subject to Item 9 of this Amendment, any further obligations of TAKEDA, including under Articles 7 and 8 and Sections 6.1, 6.6, 6.7, 6.8 and 12.2(a) of the Agreement related to the manufacturing and supply of the Compound to CEREXA hereby terminate, and CEREXA and FOREST HOLDINGS shall not have any further right to compel TAKEDA to manufacture and supply the Compound to CEREXA and/or FOREST HOLDINGS.

(b) Section 6.3 of the Agreement is hereby amended to read in its entirety as follows:

“CEREXA shall have the sole responsibility hereunder to apply for, obtain and maintain Registrations in the Territory. All the expenses necessary for applying for, obtaining securing and maintaining Registrations in the Territory shall be borne by CEREXA. At CEREXA’s request, TAKEDA shall, to the extent reasonable and as far as available to TAKEDA at that time, cooperate in the preparation and maintenance of all regulatory filings for Products filed by CEREXA, including, without limitation, preparing all sections of INDs that are applicable to preclinical data generated by TAKEDA. CEREXA shall bear all of TAKEDA’s reasonable out-of-pocket costs incurred in providing such assistance and cooperation to CEREXA.”

For the avoidance of doubt, effective as of the Amendment Effective Date, TAKEDA’s cooperation in the preparation and maintenance of all regulatory filings for the Products filed by CEREXA pursuant to Section 6.3 of the Agreement with respect to the preparation of any sections of INDs that are applicable to manufacturing activities of the Products (such as Chemistry, Manufacturing and Controls portions of INDs and NDAs) shall be limited to the activities specifically set forth in this Amendment, especially those set forth in Items 6 and 7 hereof.

(c) Section 9.1 of the Agreement is hereby amended to read in its entirety as follows:

“CEREXA shall, through FOREST HOLDINGS or its designee, procure its requirements of the Compound and other materials which are necessary for manufacturing the Product at its own responsibility and expense.”

(d) Section 11.1 of the Agreement is hereby deleted in its entirety, and CEREXA shall not be entitled to include the company name of TAKEDA as the licensor on any packaging materials and other printed materials, including promotional materials, for the Product in the Territory (the “Mark”), except that CEREXA (or its affiliate or sublicensee, as applicable) shall be entitled to use the Mark to the extent required by applicable laws and regulations to indicate that Product is manufactured and distributed by such party under license from TAKEDA.

(e) Subsection (b) of Section 13.2 of the Agreement is hereby amended to read (in relevant part) as follows:

“the processing (including the manufacture of the Compound or the Product by CEREXA, any member of the FOREST GROUP or a third party manufacturer arranged by CEREXA or any member of the FOREST GROUP), use or sale of the Product by CEREXA or its distributor or sublicensee;”

5. In addition to the license granted to CEREXA pursuant to Section 2.1 of the Agreement, TAKEDA hereby grants to FOREST HOLDINGS the exclusive license (subject only to the rights reserved to TAKEDA set forth in this Item 5), with rights to sublicense, under the Information, Manufacturing Know-How and Patents to make and have made the Compound and all intermediates thereof anywhere in the world, to the extent the Compound and all intermediates thereof thus manufactured are for Product to be sold or distributed in the Territory, without any additional consideration to TAKEDA other than already set forth in the Agreement; provided, however, that TAKEDA reserves the right under the Information, Manufacturing Know-How and Patents to make and have made the Compound and all intermediates thereof in the Territory to the extent and as far as the Compound thus manufactured are used for the Product to be sold outside the Territory.

6. Within [***] after the Amendment Effective Date, TAKEDA shall disclose to FOREST HOLDINGS the Manufacturing Know-How Controlled by TAKEDA as of the Amendment Effective Date, to the extent items of Which are listed in Schedule 1 attached hereto; and upon written request by FOREST HOLDINGS and within [***] after the receipt of such request, TAKEDA shall disclose to FOREST HOLDINGS the Manufacturing Know-How, to the extent items of which are listed in the Schedule 2 attached hereto.

Effective as of the Amendment Effective Date, FOREST HOLDINGS may purchase all of its requirements of the Compound to be used for the Product to be developed or sold by CEREXA, its Affiliates, or its sublicensee(s) under the Agreement from any Third Party Manufacturer and/or manufacture by itself the Compound and may use such Manufacturing Know-How to do so under the license granted by TAKEDA pursuant to Item 5 of this Amendment.

CEREXA and FOREST HOLDINGS acknowledge that (i) the information, data and know-how identified in Schedule 3 attached hereto relating to the manufacture of AMPA is Controlled not by TAKEDA, but by [***] (hereinafter “[***]”), and (ii) TAKEDA has introduced CEREXA and FOREST to [***]. If there is any other information, data and know-how relating to the manufacture of the Compound and/or any intermediates thereof that is in the possession of TAKEDA or its Third Party Manufacturer, but is not Controlled by TAKEDA, if any, then TAKEDA shall use commercially reasonable efforts to secure access and rights to such information, data and know-how so that it Controls the same and can disclose same to FOREST HOLDINGS for its use hereunder. To TAKEDA’s knowledge as of the Amendment Effective Date, there is no such information, data or know-how possessed but not Controlled by TAKEDA which is currently used by TAKEDA to the manufacture of the Compound or its intermediates, except as set forth in Schedule 3 attached hereto.

TAKEDA shall provide, at such times and locations as separately determined by the parties and at the expense of FOREST HOLDINGS, reasonable, diligent and good faith cooperation, to the extent reasonable and as far as available to TAKEDA at that time and necessary for the establishment of manufacturing capacity of the Product, to enable FOREST HOLDINGS to establish such manufacturing capability, including, without limitation, assisting in qualifying FOREST HOLDINGS or its designated third party manufacturer to manufacture Compound and all intermediates thereof.

7. TAKEDA shall assist FOREST HOLDINGS with identifying a third party that will be able to supply FOREST HOLDINGS or its designee with those intermediates required for the manufacture of Compound. To the extent requested by FOREST HOLDINGS and at FOREST HOLDINGS’ expense, TAKEDA shall provide reasonable assistance to facilitate the assignment to FOREST HOLDINGS of current agreement(s) between TAKEDA and Third Party Manufacturer(s) with regard to the manufacture of the Compound or of intermediates, and/or in enabling FOREST HOLDINGS to enter into its own agreement(s) with such party (or parties); provided, however, that TAKEDA shall not be obligated to assign such agreement(s).

CEREXA and FOREST HOLDINGS acknowledge that (i) TAKEDA has identified all the Third Party Manufactures that have been supplying TAKEDA with those intermediates required for the manufacture of Compound, and (ii) introduced CEREXA and FOREST to such Third Party Manufactures.

8. If TAKEDA desires to purchase the Compound or the Product from FOREST HOLDINGS for purposes of the sale or distribution of the Product outside of the Territory, FOREST HOLDINGS, subject to the availability of capacity in light of FOREST HOLDINGS’ requirements for purposes of the Territory, shall comply with TAKEDA’s desire at a price equal to [***], and subject to such other commercially reasonable supply terms and conditions as are separately determined by the mutual agreement of the parties.

9. Notwithstanding the other provisions of this Amendment, TAKEDA shall continue to be obligated to supply to CEREXA, and CEREXA shall purchase from TAKEDA, the amount of the Compound covered by that certain order submitted by CEREXA prior to the Amendment Effective Date and annexed to this Amendment as Schedule 4. For the avoidance of doubt, any Compound supplied to CEREXA by TAKEDA prior to the Amendment Effective Date or pursuant to this Item 9 shall be subject to the terms of the Agreement as in effect immediately prior to the Amendment Effective Date.

10. The above-mentioned cooperations are CEREXA’s and FOREST HOLDINGS’ sole and exclusive remedy for TAKEDA’s election to cease supplying the Compound hereunder, and in each case CEREXA and FOREST HOLDINGS shall have no right to demand from TAKEDA any compensation therefore.

11. For the avoidance of doubt, TAKEDA acknowledges that the sublicense of rights under the Agreement to members of the FOREST GROUP is not subject to the provisions of Section 2.4 of the Agreement.

12. Except as amended by this Amendment, all provisions of the Agreement shall remain in full force and effect.

13. This Amendment may be executed in one or more counterparts, each of which shall be an original, and all of which shall constitute together the same document.

            In Witness Whereof, the parties have caused this Amendment to be executed by their duly authorized officers in duplicate.

Takeda Pharmaceutical Company Limited By: /s/ Takashi Inkyo Name: Takashi Inkyo Title: General Manager Pharmaceutical Production Division	Cerexa, Inc. By: /s/ Rick Orr Name: Rick Orr Title: Senior Vice President, Operations
Forest Laboratories Holdings Limited By: /s/ David Solomon Name: David Solomon Title: Director